As filed with the Securities and Exchange Commission on August 19, 1998

                                                   Registration No. 333-______



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          CODORUS VALLEY BANCORP, INC.
             -----------------------------------------------------
             (Exact Name of Registrant As Specified In Its Charter)

                                  Pennsylvania
                         ------------------------------
                         (State or other jurisdiction of
                         incorporation or organization)

                         Codorus Valley Corporate Center
                             105 Leader Heights Road
                               York, Pennsylvania
                    ----------------------------------------
                    (Address of principal executive offices)

                                   23-2428543
                                   ----------
                                (I.R.S. Employer
                               Identification No.)

                                      17403
                                   ---------
                                   (Zip Code)

   CODORUS VALLEY BANCORP, INC. 1998 INDEPENDENT DIRECTORS' STOCK OPTION PLAN
   --------------------------------------------------------------------------
                            (Full title of the plan)


                                   Copies To:

                           Larry J. Miller, President
                          CODORUS VALLEY BANCORP, INC.
                                 P. O. Box 2887
                            York, Pennsylvania 17405
                                 (717) 235-6871
               -------------------------------------------------
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                          Nicholas Bybel, Jr., Esquire
                            B. Tyler Lincoln, Esquire
                             SHUMAKER WILLIAMS, P.C.
                               Post Office Box 88
                         Harrisburg, Pennsylvania 17108
                                 (717) 763-1121

                         CALCULATION OF REGISTRATION FEE

Title of Each Class           Amount                  Proposed Maximum
 of Securities to             to be                    Offering Price
 be Registered              Registered(1)               Per Share(2)

  Common Stock
 $2.50 Par Value               100,000                   $22.50



Title of Each Class         Proposed Maximum             Amount of
 of Securities to              Aggregate                Registration
 be Registered              Offering Price(2)              Fee

  Common Stock
 $2.50 Par Value              $2,250,000.00              $663.75


(1)  Based on the  maximum  number of shares of Codorus  Valley,  Bancorp,  Inc.
     common stock, par value $2.50 per share ("Common Stock") authorized for issuance under the plan set forth above. There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the anti-dilution provisions of this plan.

(2) Estimated pursuant to Rule 457(c) and (h)(1) solely for the purpose of calculating the amount of the registration fee based upon the average of the closing bid and asked prices of the Common Stock on August 14, 1998, with respect to the 100,000 shares of Common Stock issuable under the plan.


               TO PARTICIPANTS IN THE CODORUS VALLEY BANCORP, INC.
                  1998 INDEPENDENT DIRECTORS' STOCK OPTION PLAN

     Codorus Valley Bancorp, Inc. (the "Registrant") has filed a registration statement concerning its shares of common stock, $2.50 par value ("Common Stock") that may, from time to time, be issued pursuant to the Registrant's 1998 Independent Directors' Stock Option Plan (the "Plan"). The Prospectus deemed to form a part of the registration statement consists of certain documents and explanatory memoranda regarding the Plan. Also deemed to comprise part of the Prospectus are the following documents, each of which is specifically incorporated by reference into the registration statement and each of which is on file with the United States Securities and Exchange Commission ("SEC"):

     (a) Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Commission on March 27, 1998;

     (b) Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, filed with the Commission on May 5, 1998;

     (c) Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, filed with the Commission on August 3, 1998; and

     (d) the description of Registrant's Common Stock that appears on pages 27 through page 32 of Registrant's Prospectus, filed with the Commission on November 18, 1986, which forms a part of Registrant's Registration Statement No. 33-10257 on Form S-4, the Registrant's Current Report on Form 8-K filed on July 11, 1990, and the Registrant's Current Report on Form 8-K filed on December 4, 1995.

     All documents filed with the SEC by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in the Prospectus and to be a part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

     The Registrant will provide without charge to each participant in the Plan who requests, a copy of any or all of the documents mentioned above as well as all documentation relating to the Plan required to be delivered to participants pursuant to the rules adopted under the Securities Act of 1933. Requests for such copies should be addressed orally or in writing to:

                            Attention: Larry J, Miller, President
                            Codorus Valley Bancorp, Inc.
                            P.O. Box 2887
                            York, Pennsylvania 17405

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     Item 3. Incorporation of Documents by Reference

               There are hereby incorporated by reference in this registration statement the following documents filed by the Registrant with the Commission:

          (a) Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Commission on March 27, 1998;

          (b) Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, filed with the Commission on May 5, 1998;

          (c) Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 filed with the Commission on August 3, 1998; and

          (d) the description of Registrant's Common Stock that appears on pages 27 through page 32 of Registrant's Prospectus, filed with the Commission on November 18, 1986, which forms a part of Registrant's Registration Statement No. 33-10257 on Form S-4, the Registrant's Current Report on Form 8-K filed on July 11, 1990, and the Registrant's Current Report on Form 8-K filed on December 4, 1995.

               All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

               Information Required in the Section 10(a) Prospectus

               The document(s) containing the information specified in Items 1 and 2 of Part I of Form S-8 will be sent or given to plan participants as specified in Rule 428(b)(1) and, in accordance with the instructions to Part I of Form S-8, are not filed with the Securities and Exchange Commission as part of this registration statement.

     Item 4. Description of Securities

               Inapplicable.

     Item 5. Interests of Named Experts and Counsel

               Inapplicable.

     Item 6. Indemnification of Directors and Officers

               Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), (15 Pa. C.S.A. ss.ss.1741-1750) provides that a business corporation shall have the power under certain circumstances to indemnify directors, officers, employees and agents against certain expenses incurred by them in connection with any threatened, pending or completed action, suit or proceeding.

               Section 1721 of the BCL (relating to the Board of Directors) declares that unless otherwise provided by statute or in a by-law adopted by the shareholders, all powers enumerated in Section 1502 (relating to general powers) and elsewhere in the BCL or otherwise vested by law in a business corporation shall be exercised by or under the authority of, and the business and affairs of every business corporation shall be managed under the direction of, a board of directors. If any such provision is made in the by-laws, the powers and duties conferred or imposed upon the board of directors under the BCL shall be exercised or performed to such extent and by such person or persons as shall be provided in the by-laws.

               Section 1712 of the BCL provides that a director shall stand in a fiduciary relation to the corporation and shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

               (1)  one or more  officers or employees of the  corporation  whom
                    the  director   reasonably   believes  to  be  reliable  and
                    competent in the matters presented;

               (2) counsel, public accountants or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such person; or

               (3) a committee of the board upon which he does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

               A director shall not be considered to be acting in good faith, if he has knowledge concerning the matter in question that would cause his reliance to be unwarranted.

               Section 1716 also states that in discharging the duties of their respective positions, the board of directors, committees of the board and individual directors may, in considering the best interests of the corporation, consider the effects of any action upon employees, upon suppliers and customers of the corporation and upon communities in which offices or other establishments of the corporation are located, and all other pertinent factors. The consideration of those factors shall not constitute a violation of Section 1712. In addition, absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or any failure to take any action shall be presumed to be in the best interests of the corporation.

               Moreover, Section 1713 addresses the personal liability of directors and states that if a by-law adopted by the shareholders so provides, a director shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless:

               (1) the director has breached or failed to perform the duties of his office under this section; and

               (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

               The provisions discussed above shall not apply to:

               (1) the responsibility or liability of a director pursuant to any criminal statute; or

               (2) the liability of a director for the payment of taxes pursuant to local, state or federal law.

               Finally, Section 1714 states that a director of a corporation who is present at a meeting of its board of directors, or of a committee of the board, at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to the action with the secretary of the meeting before the adjournment thereof or transmits the dissent in writing to the secretary of the corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action. Nothing in this Section 1721 shall bar a director from asserting that minutes of the meeting incorrectly omitted his dissent if, promptly upon receipt of a copy of such minutes, he notified the secretary, in writing, of the asserted omission or inaccuracy.

               Section 1741 of the BCL (relating to third party actions) provides that unless otherwise restricted in its by-laws, a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action or proceeding if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal proceeding, had reasonable cause to believe that his conduct was not unlawful.

               Section 1742 of the BCL (relating to derivative actions) provides that unless otherwise restricted in its by-laws, a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of the action if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. Indemnification shall not be made under this section in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless, and only to the extent that, the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which such action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of common pleas or such other court shall deem proper.

               Section 1743 of the BCL (relating to mandatory indemnification) provides for mandatory indemnification of directors and officers such that to the extent that a representative of the business corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Sections 1741 (relating to third party actions) or 1742 (relating to derivative actions), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

               Section 1744 of the BCL (relating to procedure for effecting indemnification) provides the procedure for effecting indemnification. Under this section unless ordered by a court, any indemnification under Section 1741 (relating to third party actions) or 1742 (relating to derivative actions) shall be made by the business corporation only as authorized in the specific case upon a determination that indemnification of the representative is proper in the circumstances because such person has met the applicable standard of conduct set forth in those sections. The determination shall be made:

               (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding;

               (2) if such quorum is not obtainable, or, if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

               (3) by the shareholders.

               Section 1745 of the BCL (relating to advancing expenses) provides that expenses (including attorneys' fees) incurred in defending any action or proceeding referred to above may be paid by the business corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the representative to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation as authorized by the BCL or otherwise.

               Section 1746 of the BCL (relating to supplementary coverage) provides that the indemnification and advancement of expenses provided by or granted pursuant to the other sections of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any other by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

               Section 1746 of the BCL also provides that indemnification referred to above shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

               Section 1746 further declares that indemnification under any by-law, agreement, vote of shareholders or directors or otherwise, may be granted for any action taken or any failure to take any action and may be made whether or not the corporation would have the power to indemnify the person under any other provision of law except as provided in this section and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation. Such indemnification is declared to be consistent with the public policy of the Commonwealth of Pennsylvania.

               Section 1747 of the BCL (relating to the power to purchase insurance) provides that unless otherwise restricted in its by-laws, a business corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against that liability under the provisions of the BCL. Such insurance is declared to be consistent with the public policy of the Commonwealth of Pennsylvania.

               Section 1750 of the BCL (relating to duration and extent of coverage) declares that the indemnification and advancement of expenses provided by, or granted pursuant to, the BCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a representative of the corporation and shall inure to the benefit of the heirs and personal representative of that person.

               Articles 23 and 24 of the By-laws of the Registrant provide a broad range of indemnification for its officers and directors. In essence, officers and directors will be indemnified for any act committed while in the course of their association with the Registrant provided that the act was in good faith and in a manner reasonably believed to be in, or not opposed to the best interest of the Registrant. Officers and directors will be presumed to be entitled to indemnification, absent branches of fiduciary duty, lack of good faith or self-dealing and shall be entitled to indemnification unless their conduct is determined by a court to have constituted willful misconduct or recklessness.

               Insofar as indemnification for liabilities arising under the Securities Act of (the "1933 Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the manner has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

     Item 7. Exemption From Registration Claimed

               Inapplicable.

     Items 8. Exhibits and Exhibit Index

               Exhibit No.

               3(i) Articles of  Incorporation  of Codorus Valley Bancorp,  Inc.
                    (Incorporated by reference to Exhibit 3(i) to Registrant's Current Report on Form 8-K, filed with the Commission on March 25, 1996.)

               3(ii)Bylaws of Codorus  Valley  Bancorp,  Inc.  (Incorporated  by
                    reference to Exhibit 3(ii) to Registrant's Current Report on Form 8-K, filed with the Commission on March 25, 1996.)

               4.1 Articles of Incorporation of Codorus Valley Bancorp, Inc. (included at Exhibit 3(i)).

               4.2 Bylaws of Codorus Valley Bancorp, Inc. (included at Exhibit 3(ii)).

               4.3 Codorus Valley Bancorp, Inc. 1998 Independent Directors' Stock Option Plan.

               5 Opinion of Shumaker Williams, P.C.

               23.1 Consent of Consent of Ernst & Young LLP.

               23.2 Consent of Shumaker Williams, P.C. (included in Exhibit 5).

               24 Power of Attorney of Directors and Officers (included on Signature Pages).

     Item 9. Undertakings

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934, and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action suit or proceeding as asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Glen Rock, Commonwealth of Pennsylvania on August 16, 1998.

                                                  CODORUS VALLEY BANCORP, INC.

                                              By:  /s/ Larry J. Miller
                                                   ----------------------------
                                                   Larry J. Miller
                                                   President and
                                                   Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry J. Miller and Jann A. Weaver, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, will all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

                           Capacity                            Date

/s/Larry J. Miller    President and Chief                  August 10, 1998
------------------    Executive Officer and
Larry J. Miller       Director (Principal
                      Executive Officer)

/s/ Jann A. Weaver    Asst. Treasurer                      August 10, 1998
------------------    and Asst. Secretary
Jann A. Weaver        (Principal Financial
                      and Accounting
                      Officer)

                        Chairman of the Board              August 10, 1998
--------------------    and Director
George A. Trout, D.D.S.

/s/ Barry A. Keller    Vice Chairman of the Board          August 10, 1998
-------------------    and Director
Barry A. Keller

/s/ Donald H. Warner   Director and                        August 10, 1998
--------------------   Vice President
Donald H. Warner

/s/ Ronald L. Krebs
--------------------   Director and Treasurer              August 10, 1998
Ronald L. Krebs

/s/ Harry R. Swift
--------------------     Vice President and                August 10, 1998
Harry R. Swift, Esquire  Secretary


--------------------     Director                          August 10, 1998
Dallas L. Smith

/s/ D. Reed Anderson
--------------------     Director                          August 10, 1998
D. Reed Anderson, Esquire

/s/ M. Carol Druck
--------------------     Director                          August 10, 1998
M. Carol Druck

/s/ MacGregor S. Jones
----------------------   Director                          August 10, 1998
MacGregor S. Jones

                                INDEX TO EXHIBITS

                                                                    Page No.
                                                                In Sequentially
                                                                    Numbered
Exhibit No.                                                         Original
-----------                                                      ------------

3(i) Articles of Incorporation of Codorus Valley Bancorp, Inc.
     (Incorporated by reference to Exhibit 3(i) to Registrant's
     Current Report on Form 8-K, filed with the Commission on March 25, 1996.)

3(ii)Bylaws of Codorus Valley Bancorp, Inc. (Incorporated by reference to Exhibit 3(ii) to Registrant's Current
     Report on Form 8-K, filed with the Commission on March 25, 1996.)

4.1 Articles of Incorporation of Codorus Valley Bancorp, Inc. (included at Exhibit 3(i)).

4.2  Bylaws of Codorus Valley Bancorp, Inc. (included at
     Exhibit 3(ii)).

4.3  Codorus Valley Bancorp, Inc. 1998 Independent Directors'            14
     Stock Option Plan.

5    Opinion of Shumaker Williams, P.C.                                  18

23.1 Consent of Consent of Ernst & Young LLP.                            21

23.2 Consent of Shumaker Williams, P.C. (included in Exhibit 5).

24   Power of Attorney of Directors and Officers
     (included on Signature Pages).